EXHIBIT 10.47

First Amendment to Loan Agreement among Global Med Technologies,  Inc.,  Michael
I. Ruxin, M.D., eBanker USA.Com, Inc. and Heng Fung Finance Company Limited dated March 18, 1999.

                       FIRST AMENDMENT TO LOAN AGREEMENTS

     THIS FIRST AMENDMENT TO LOAN AGREEMENT ("Agreement") is made and entered into this 18th day of March, 1999 by and among GLOBAL MED TECHNOLOGIES, INC., a Colorado corporation ("Global"), MICHAEL I. RUXIN, M.D., an individual ("Ruxin") and eBANKER USA.COM, INC., a Colorado corporation ("eBanker") and HENG FUNG FINANCE COMPANY LIMITED ("Heng Fung Finance").

     WHEREAS, Global and Fronteer Capital, Inc. ("Capital") entered into that certain Loan Agreement dated August 12, 1998 ("Loan agreement") whereby Capital agreed, subject to certain terms, provisions and conditions among other things, to make available to Global a loan in the maximum principal balance of $1,650,000.00 pursuant to one or more Promissory Notes ("Notes") from Global to Capital;

     WHEREAS, pursuant to that certain Assignment, Assumption and Consent Agreement dated September 11, 1998, by and between Global, Ruxin, Capital and Fronteer Development Finance, Inc. ("Development"), Capital assigned, Development assumed and Global and Ruxin consented to the assignment by Capital and assumption by Development of the rights, duties and obligations of the Loan Agreement;

     WHEREAS, Heng Fung Finance entered into certain Loan Agreement dated August 12, 1998 ("Heng Fung Finance Loan Agreement") with Global whereby Heng Fung Finance agreed, subject to certain term, provisions and conditions, among other things to make available to Global a loan in the maximum principal amount of $1,500,000 pursuant to one or more promissory notes ("Heng Fung Finance Notes") from Global to Heng Fung Finance;

     WHEREAS, pursuant to that certain Loan and Warrant Purchase and Sale Agreement dated October 7, 1998 by and between Heng Fung Finance, Development and Global, Heng Fung Finance sold and Development purchased, among other things, a portion of the Heng Fung Finance Notes ("Acquired Notes");

     WHEREAS, on March 4, 1999 Development merged into eBanker and eBanker assumed Development's rights, duties and obligations under the Loan Agreement, the Notes and the Acquired Notes;

     WHEREAS, the obligation of Global under the Loan Agreement and the corresponding Notes and Acquired Notes are guaranteed by Ruxin pursuant to personal guaranties dated August 12, 1998 ("Guaranty");

     WHEREAS, the parties to this Agreement desire to amend the terms of the Loan Agreement and the corresponding Notes and the Acquired Notes; and


     WHEREAS, capitalized terms not defined in this Agreement which are defined in the Loan Agreement shall have the meaning set forth in the Loan Agreement.


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     NOW THEREFORE in  consideration  of the premises,  the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to Section 1.2. The last sentence of Section 1.2 of the Loan Agreement (and the Heng Fung Loan Agreement as applicable to the Acquired Notes) shall be amended so that as amended, it reads as follows:

               If not sooner paid, the entire outstanding principal balance of the Notes, together with all accrued but unpaid interest thereon, all additional interest and all other sums due thereunder, shall be due and payable in full on April 15, 2000.

     2. Amendment to Section 6.2. Section 6.2(b)(iii) of the Loan Agreement (and the Heng Fung Loan Agreement as applicable to the Acquired Notes) shall be amended so that as amended, it reads as follows:

                    i. Convert any or all of the amounts due under any of the Notes into common stock of the Borrower ("Conversion Shares") at an exercise price equal to $0.25 per share. Lender shall make such standard investment representations to show an exemption from registration exists for the issuance of such Conversion Shares.

     3. Consideration. At consideration of eBanker's agreement to modify terms of the Loan Agreement (and the Heng Fung Loan Agreement as applicable to the Acquired Notes), Global hereby agrees to pay to eBanker an additional fee equal to two percent (2%) of the total amount due and committed under the Acquired Notes, the Notes and the Loan Agreement ($53,000). This fee shall be payable in the common stock of global by dividing the total amount of the fee by the average bid and asked prices of the common stock of Global over the ten business days prior to the date of this Agreement.

     4. Confirmation of Terms of Loan Agreement and Guaranty. In all other respects, the Loan Agreement (and the Heng Fung Loan Agreement as applicable to the Acquired Notes) and Guaranty, described above, shall remain unaffected, unchanged and unimpaired by reason of this Agreement. All Notes made by Global under the Loan Agreement (and the Heng Fung Loan















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     Agreement  as  applicable  to the  Acquired  Notes shall  automatically  be modified to comply with the terms of this Agreement.

Executed as of the day and year first written.

                                               eBANKER USA.COM, INC.,
                                               a Colorado corporation

                                               By: /s/ Fai H. Chan
                                                   -----------------------------
                                               Its: Chairman, President and CEO


                                               GLOBAL MED TECHNOLOGIES, INC.
                                               a Colorado corporation

                                               By: /s/ Michael I. Ruxin
                                                  ------------------------------
                                               Its: Chairman and CEO















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